UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 11, 2010

Freescale Semiconductor Holdings I, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	333-141128-05	98-0522138
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6501 William Cannon Drive West, Austin, Texas		78735
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512-895-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Reference is made to the Current Report on Form 8-K filed by Freescale Semiconductor, Inc. ("Freescale") on February 8, 2010. On February 11, 2010, a New York state appellate court vacated the stay of the trial court proceedings challenging the March 2009 issuance of incremental term loans under Freescale’s senior secured credit facility (the "Credit Facility") but denied the plaintiffs’ motion to enjoin the proposed amendments to the Credit Facility and the issuance of senior secured notes to repay a portion of the Credit Facility (collectively, the "Transactions").

The appellate court’s February 11 order does not bar the closing of the proposed Transactions which is expected to occur on February 19, 2010. However, the plaintiffs have informed Freescale that they intend to seek to enjoin the proposed Transactions in the trial court at a hearing to be held on Tuesday, February 16, 2010. We believe the plaintiffs’ application and all of their other claims are without merit and we intend to vigorously contest their application and the underlying litigation.

Freescale is an indirect wholly owned subsidiary of Freescale Semiconductor Holdings I, Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freescale Semiconductor Holdings I, Ltd.

February 11, 2010	By:	/s/ Dathan C. Voelter

Name: Dathan C. Voelter
Title: Ass't. Secretary